Exhibit 10.80

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release (the “Agreement”) is entered into as of July 21, 2026 (the “Effective Date”), by and among:

VSEE Health, Inc., a Delaware corporation (“VSEE” or the “Company”);

ADI Funding LLC, a Florida limited liability company (“ADI”); and

M2B Funding Corp., a Florida corporation (“M2B”).

The Company, ADI and M2B are sometimes referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

A. WHEREAS, ADI is the holder of certain outstanding indebtedness of the Company pursuant to that certain Secured Promissory Note dated June 8, 2026, in the original principal amount of $271,739.13 (reflecting $21,739.13 of original issue discount) (the “Existing Note”), issued pursuant to that certain Securities Purchase Agreement between the Company and ADI dated June 8, 2026 (the “Existing SPA”), and secured pursuant to the related Security Agreement (the Existing Note, the Existing SPA, the Security Agreement, and all other Transaction Documents executed in connection therewith, collectively, the “Existing Note Documents”), true and correct copies of the Existing SPA and the Existing Note being attached hereto as Exhibits A and B, respectively;

B. WHEREAS, on or about June 8, 2026, $250,000 was funded to the Company in connection with the Existing Note, as evidenced by the wire confirmation attached hereto as Exhibit C;

C. WHEREAS, Section 4(i) of the Existing SPA required the Company to cause the filing, no later than June 11, 2026, of (i) a registration statement on Form S-1 registering the shares to be offered and sold under the Company’s equity line of credit (the “ELOC”), (ii) a related Current Report on Form 8-K, and (iii) irrevocable transfer agent instructions for the issuance of the commitment shares to M2B;

D. WHEREAS, M2B and the Company entered into that certain Equity Purchase Agreement dated April 22, 2026 (the “Purchase Agreement”);

E. WHEREAS, by notice dated June 11, 2026, ADI notified the Company of an Event of Default under the Existing Note Documents arising from the Company’s failure to satisfy Section 4(i) of the Existing SPA (the “Default Notice,” attached hereto as Exhibit D), and by notice dated June 30, 2026, following expiration of the applicable cure period, ADI declared the Existing Note accelerated and the Mandatory Default Amount thereunder immediately due and payable (the “Acceleration Notice,” attached hereto as Exhibit E);

F. WHEREAS, disputes have arisen concerning, among other things:

●	the Company’s obligations under the Purchase Agreement;

●	issuance of Commitment Shares;

●	SEC disclosure obligations;

●	registration obligations;

●	certain outstanding indebtedness owed to ADI, including the Existing Note and the amounts asserted under the Default Notice and the Acceleration Notice; and

●	other matters between the Parties;

G. WHEREAS, the Parties desire to resolve all disputed matters upon the terms contained herein without admitting liability.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the Parties agree as follows.

ARTICLE I — ADI EXISTING NOTE

1.1 Existing Note Repayment

The Company shall repay the Existing Note in full, including all accrued and unpaid interest, fees and all other amounts due under the Existing Note Documents (as further addressed in Section 1.3 below), on the earlier of:

(a) ninety (90) calendar days following execution of this Agreement; or

(b) immediately upon the Company receiving proceeds from any financing transaction.

For purposes of this Agreement, “Financing Transaction” includes:

●	equity financing;

●	debt financing;

●	bridge financing;

●	equity or debt line of credit;

●	PIPE;

●	registered direct offering;

●	ATM facility;

●	strategic investment;

●	asset sale;

●	licensing transaction; or

●	any other transaction generating capital.

1.2 Mandatory Application of Proceeds

Until the Existing Note has been repaid in full, fifty percent (50%) of all gross proceeds received from any Financing Transaction shall immediately be applied toward repayment of the Existing Note, except for the Equity Line of Credit (“ELOC”) that is being registered with the SEC. The ELOC will pay 100% of proceeds to ADI until repayment of the Note in full.

1.3 Payoff Amount; Treatment of Acceleration

For purposes of Section 1.1, the amount required to repay the Existing Note in full (the “Payoff Amount”) shall be $296,195.65, representing outstanding principal of $271,739.13 plus accrued and unpaid interest of $24,456.52, with ADI’s acceleration and the Mandatory Default Amount deemed withdrawn upon the Company’s full and timely performance of this Agreement, in each case together with per diem interest, fees, and enforcement costs accruing under the Existing Note Documents through the date of payment. The consideration provided to ADI under Article II is in addition to, and not in satisfaction of, the Payoff Amount.

ARTICLE II — SETTLEMENT CONSIDERATION TO ADI

2.1 Cash Payment

Within three (3) Business Days following execution of this Agreement, the Company shall pay ADI Fifty Thousand Dollars ($50,000).

If such payment is not received by the third Business Day, the unpaid amount shall accrue a contractual late charge of Five Hundred Dollars ($500) per day until paid. No cure period shall apply.

2.2 ADI Settlement Note

Simultaneously with execution of this Agreement, the Company shall issue ADI a promissory note in the principal amount of Fifty Thousand Dollars ($50,000). The note shall: mature six (6) months from issuance; bear no interest prior to maturity; have no original issue discount; and permit repayment at any time without premium or penalty.

If unpaid at maturity: (a) interest shall automatically accrue at eighteen percent (18%) per annum retroactive to the original issuance date; and (b) ADI may convert the outstanding balance into common stock at seventy-five percent (75%) of the lowest VWAP during the twenty (20) trading days immediately preceding conversion.

2.3 ADI Shares

Upon execution of this Agreement, the Company shall issue ADI Five Hundred Thousand (500,000) shares of restricted common stock, with Piggyback Registration Rights.

ARTICLE III — SETTLEMENT CONSIDERATION TO M2B

3.1 Settlement Note

Upon execution of this Agreement, the Company shall issue M2B a promissory note in the principal amount of One Hundred Twenty-Five Thousand Dollars ($125,000). The note shall: mature six (6) months after issuance; bear no interest prior to maturity; have no original issue discount; and permit prepayment without penalty.

If unpaid at maturity: (a) interest shall automatically accrue at eighteen percent (18%) per annum retroactive to the issuance date; and (b) M2B may convert the outstanding balance into common stock at seventy-five percent (75%) of the lowest VWAP during the prior twenty (20) trading days.

3.2 M2B Shares

Upon execution of this Agreement, the Company shall issue M2B Five Hundred Thousand (500,000) shares of restricted common stock, with Piggyback Registration Rights.

ARTICLE IV — REGISTRATION RIGHTS

The Company grants customary piggyback registration rights covering: all shares issued to ADI; all shares issued to M2B; and all shares issuable upon conversion of any Settlement Note.

ARTICLE V — SEC DISCLOSURE

Within four (4) Business Days following execution of this Agreement, the Company shall file a Current Report on Form 8-K with the SEC attaching this Agreement. The Parties acknowledge that such filing is intended to publicly disclose the material terms of this settlement.

ARTICLE VI — MNPI / CLEANSING

Upon filing of the Form 8-K required under Article V, the Company represents that it shall have publicly disclosed all material information relating to the matters resolved by this Agreement. Following such filing, neither ADI nor M2B shall be subject to any confidentiality obligation arising from the negotiations or matters resolved by this Agreement.

ARTICLE VII — EVENTS OF DEFAULT

Each of the following constitutes an Event of Default: failure to timely make any payment; failure to issue any shares; failure to issue any promissory note; failure to file the Form 8-K; or breach of any material covenant.

Upon an Event of Default: all obligations accelerate immediately; all unpaid notes accrue interest at 18%; conversion rights become immediately exercisable; and the Company shall reimburse all reasonable attorneys’ fees, transfer agent fees, opinion costs and collection expenses. For the avoidance of doubt, upon any Event of Default under this Agreement, ADI’s rights and remedies under the Existing Note Documents, including the Acceleration Notice and the full Mandatory Default Amount, are reinstated and preserved in full.

ARTICLE VIII — RELEASES

The mutual releases contained herein shall become effective only after: payment of the $50,000 settlement consideration; issuance of all settlement notes; issuance of all settlement shares; and filing of the required Form 8-K. Until such time, all existing rights and claims (including all rights under the Existing Note Documents, the Default Notice, and the Acceleration Notice) are expressly preserved.

ARTICLE VIII(A) — TRANSFER COSTS

The Company shall pay all transfer agent fees, rush fees, legal opinion costs, and all other costs and expenses incurred in connection with the issuance and transfer of any and all shares or securities under this Agreement, including without limitation any costs associated with share certificates, DTC transfers, CUSIP processing, accelerated processing, or any other transfer costs. Such costs shall be paid by the Company within three (3) Business Days of invoice from the respective transfer agent or service provider.

ARTICLE IX — MISCELLANEOUS

Time is of the essence. Nevada law governs. Exclusive venue in Nevada. This Agreement constitutes the entire agreement. Amendments must be in writing. Counterparts and electronic signatures permitted. Each Party represents it has authority to execute this Agreement. The Company represents this Agreement has been duly authorized by its Board of Directors.

Exhibits. The following documents are attached hereto and incorporated herein by reference:

Exhibit A — Securities Purchase Agreement dated June 8, 2026;
Exhibit B — Secured Promissory Note dated June 8, 2026;
Exhibit C — Wire confirmation of $250,000 funding dated June 8, 2026;
Exhibit D — Notice of Default dated June 11, 2026;
Exhibit E — Notice of Acceleration dated June 30, 2026;
Exhibit F — M2B ELOC Purchase Agreement dated April 22, 2026.

In the event of any conflict between this Agreement and the Existing Note Documents with respect to the matters expressly resolved herein, this Agreement shall control.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

VSEE HEALTH, INC.

By:	/s/ Imoigele Aisiku
Name:	Imoigele Aisiku
Title:	President

ADI FUNDING LLC		M2B FUNDING CORP.

By:	/s/ Ariella Basdeo	By:	/s/ Daniel Kordash
Name:	Ariella Basdeo	Name:	Daniel Kordash
Title:	Managing Member	Title:	President